Exhibit 99.1

WILSHIRE BANCORP, INC. CONTACT: Alex Ko, EVP & CFO, (213) 427-6560 www.wilshirebank.com	NEWS RELEASE

Wilshire Bancorp Reports Net Income of $13.9 Million or

$0.18 per Share for Fourth Quarter 2015

LOS ANGELES, January 25, 2016 - Wilshire Bancorp, Inc. (NASDAQ: WIBC) (the “Company”), the holding company for Wilshire Bank (the “Bank”), today reported net income of $13.9 million, or $0.18 per diluted common share, for the quarter ended December 31, 2015. This compares to net income of $16.1 million, or $0.20 per diluted common share, for the same period of the prior year, and net income of $13.3 million, or $0.17 per diluted common share, for the third quarter of 2015. Excluding $994,000 in non-deductible merger-related costs related to the BBCN Bancorp Inc. (“BBCN”) merger of equals, net income was $14.9 million, or $0.19 per diluted common share, for the fourth quarter of 2015.*

Jae Whan (J.W.) Yoo, President and CEO of Wilshire Bancorp, said, “We finished 2015 with excellent momentum, generating more than $500 million in loan originations, a historical high. During the fourth quarter, we received strong contributions from most of our major lending areas including commercial real estate, commercial and industrial, and Small Business Administration (“SBA”). With our strong loan production in the second half of the year, we were able to increase our total loan portfolio by 16% in 2015, while experiencing positive trends in asset quality.”

“We were also able to effectively redeploy a significant portion of our excess liquidity during the fourth quarter by funding our strong loan production, investing in our securities portfolio, and allowing certain higher cost deposits to run-off. As a result, our net interest margin increased seven basis points during the fourth quarter to 3.56%.”

“We are very excited about our pending merger of equals with BBCN Bancorp and we look forward to the opportunity to better serve our markets as part of the premier Korean-American bank in the United States,” said Mr. Yoo.

Q4 2015 Summary

▪     Net income totaled $13.9 million, or $0.18 per diluted common share, for the fourth quarter of 2015

▪     Return on average assets of 1.18% and return on average equity of 10.43% for the fourth quarter of 2015

▪     Net interest margin of 3.56% for the fourth quarter of 2015, an increase from 3.49% for the third quarter of 2015

▪     Improvement in credit quality from the third of 2015 to fourth quarter of 2015 with a decline in non-accrual, delinquencies, TDR, and classified loans

▪     Net recoveries increased from $795,000 for the third quarter of 2015, to $2.3 million for the fourth quarter of 2015

▪     Loan originations of $502.9 million during the fourth quarter of 2015 compared to $327.4 million for the fourth quarter of 2014

▪     Loans receivable (net of deferred fees and costs) totaled $3.82 billion at December 31, 2015, an increase of 15% from $3.31 billion at December 31, 2014

Wilshire Bancorp Inc. – 4Q 2015 Results

January 25, 2016

▪     Total deposits were $3.84 billion at December 31, 2015, an increase of 13% from $3.40 billion at December 31, 2014

▪     Demand deposits totaled $1.09 billion at December 31, 2015, an increase of 19% from $915.4 million at December 31, 2014

▪     Merger-related costs of $994,000 related to the pending merger of equals with BBCN

* “Net income and earnings per share before merger-related costs” are Non-GAAP measures of financial performance. Please refer to the “Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures” table at the end of this press release for a reconciliation of Net income and earnings per share before merger-related costs to Net income and earnings per share.

STATEMENT OF OPERATIONS

Net interest income before provision for losses on loans and loan commitments totaled $39.4 million for the fourth quarter of 2015, an increase of 5.2% from $37.5 million for both the fourth quarter of 2014 and the third quarter of 2015. Relative to the fourth quarter of 2014 and third quarter of 2015, net interest income was positively impacted by an increase in average total loans and investments securities.

Net interest margin was 3.56% for the fourth quarter of 2015, compared to 3.49% for the third quarter of 2015, and 4.00% for the fourth quarter of 2014. The increase in net interest margin from the third to fourth quarter of 2015 was attributable to an increase in average loans and the deployment of lower yielding excess cash.

Loan yields were 4.80% for the fourth quarter of 2015, compared to 4.76% for the third quarter of 2015, and 5.09% for the fourth quarter of 2014.

The total cost of deposits was 0.61% for the fourth quarter of 2015, compared to 0.62% for the third quarter of 2015, and 0.58% for the fourth quarter of 2014. Compared to the third quarter of 2015, the decrease in the cost of deposits for the fourth quarter of 2015 was primarily due to the run-off of higher cost other time deposits.

Non-Interest Income

Total non-interest income was $9.5 million for the fourth quarter of 2015, compared to $9.5 million for the third quarter of 2015, and $9.9 million for the fourth quarter of 2014.

The Company recognized $2.9 million in net gain on sales of loans during the fourth quarter of 2015, compared to $3.2 million for the third quarter of 2015, and $3.5 million for the fourth quarter of 2014. Net gain on sale of loans in the fourth quarter of 2015 consisted of $2.0 million in gains on sales of SBA loans, $898,000 in net gains on sales of residential mortgage loans, and $62,000 in gains from the sale of non-performing loans. The decline in net gain on sale of loans for the fourth quarter of 2015, compared to the previous quarter, was primarily due to a decline in sale of residential mortgage loans, while the decline from the fourth quarter of 2014 was due to a reduction in SBA loan sales in addition to a decline in average premium rates.

Other non-interest income totaled $3.7 million for the fourth quarter of 2015, compared to $3.3 million for both the third quarter of 2015 and fourth quarter of 2014. The increase in other non-interest income from the third to fourth quarter of 2015 was primarily due to an increase in loan servicing and other miscellaneous loan related income.

Wilshire Bancorp Inc. – 4Q 2015 Results

January 25, 2016

Non-Interest Expense

Total non-interest expense was $26.6 million for the fourth quarter of 2015, compared with $25.8 million for the third quarter of 2015, and $23.5 million for the fourth quarter of 2014. The increase in non-interest expense from the prior quarter was primarily due to $994,000 in merger-related costs related to the planned merger of equals with BBCN, consisting mostly of financial advisor fees and legal expenses. Merger-related costs also contributed to an approximate 1.60% increase in tax rate for the fourth quarter of 2015, as these expenses were not tax deductible.

Total salaries and employee benefits expense was $13.7 million for the fourth quarter of 2015, compared to $13.6 million for the third quarter of 2015, and $12.4 million for the fourth quarter of 2014. The increase in salaries and employee benefits for the fourth quarter of 2015 compared to the fourth quarter of 2014 was due to an overall increase in total employees, primarily to support the expansion of the residential mortgage lending business.

The Company’s operating efficiency ratio was 54.3% for the fourth quarter of 2015, compared with 54.8% for the third quarter of 2015, and 49.5% for the fourth quarter of 2014.

BALANCE SHEET

During the fourth quarter of 2015, the Company was able to reduce its cash and cash equivalents balance from $488.3 million at September 30, 2015, to $118.2 million at December 31, 2015. Excess cash was deployed in the fourth quarter of 2015 through the purchase of investment securities and funding loan growth. Higher cost time deposits and brokered money market accounts were also run-off during the fourth quarter of 2015, which helped to reduce cash equivalents to levels at year end.

Total loans receivable (net of deferred fees and costs) were $3.82 billion at December 31, 2015, compared to $3.63 billion at September 30, 2015. The increase in loans during the fourth quarter of 2015 was primarily attributable to growth in the real estate secured portfolio.

The following table shows total loans receivable, loans held-for-sale, and total loans by loan type:

	Quarter Ended
(Dollars In Thousands) (Unaudited)	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014

Construction	$19,541	$18,146	$16,050	$26,117	$21,248
Real Estate Secured	2,992,824	2,810,420	2,723,458	2,701,800	2,655,251
Commercial & Industrial	792,243	789,422	765,655	769,438	610,762
Consumer	15,096	13,284	14,622	15,465	21,036
Total Loans Receivable *	3,819,704	3,631,272	3,519,785	3,512,820	3,308,297
Loans Held-For-Sale	25,223	13,316	25,269	10,204	11,783
Total Loans *	$3,844,927	$3,644,588	$3,545,054	$3,523,024	$3,320,080

* Total loans receivable and total loans are net of deferred fees and costs as shown in the consolidated balance sheet presentation

The following table shows quarterly loan originations:

	Quarter Ended
(Dollars In Thousands) (Unaudited)	December 31, 2015		September 30, 2015		June 30, 2015		March 31, 2015		December 31, 2014

Real Estate Secured	$ 273,613	54%	$ 176,605	43%	$ 121,066	41%	$ 138,145	35%	$ 184,477	56%
Commercial & Industrial	94,128	19%	107,952	26%	46,438	16%	59,837	15%	73,194	22%
Consumer	55	0%	360	0%	124	0%	1,640	0%	3,385	1%
SBA	37,897	8%	21,871	5%	25,648	9%	31,718	8%	34,747	11%
Residential Mortgage	95,159	19%	102,383	25%	89,652	31%	11,357	3%	8,632	4%
Warehouse Lines of Credit*	2,000	0%	7,000	1%	10,000	3%	155,000	39%	23,000	6%
Total Loan Originations	$ 502,852	100%	$ 416,171	100%	$ 292,928	100%	$ 397,697	100%	$ 327,435	100%

* Warehouse lines of credit are reported as commercial and industrial loans on the consolidated balance sheet.

Wilshire Bancorp Inc. – 4Q 2015 Results

January 25, 2016

Originations for the fourth quarter of 2015 totaled $502.9 million, compared to $416.2 million for the third quarter of 2015, and $327.4 million for the fourth quarter of 2014. The increase in loan origination for the three months ended December 31, 2015, compared to the previous quarter, was due to an increase in real estate secured and SBA loan originations.

Total SBA loans held-for-sale at the end of the fourth quarter of 2015 were $5.5 million, compared to $2.2 million at the end of the previous quarter. The decision to retain or sell SBA loans is made on a quarter-to-quarter basis, depending on prevailing pricing in the secondary market and the Company’s liquidity needs. Residential mortgage loans held-for-sale at the end of the fourth quarter of 2015 were $19.7 million, compared to $9.6 million at the end of the third quarter of 2015.

Total deposits were $3.84 billion at December 31, 2015, compared with $3.94 billion at September 30, 2015. The decrease in total deposits was attributable to the strategic run-off of higher cost time deposits and a reduction in brokered money market deposits.

CREDIT QUALITY

During the fourth quarter of 2015, the Company experienced general improvement in asset quality, continued low levels of charge-offs, and significant loan recoveries. As a result, the Company determined that no provision for losses on loans and loan commitments was required for the fourth quarter of 2015 in spite of the loan growth experienced during the quarter.

The allowance for loan losses totaled $52.4 million, or 1.37% of gross loans (excluding loans held-for-sale), at December 31, 2015, compared to $50.1 million, or 1.38% of gross loans (excluding loans held-for-sale), at September 30, 2015. The coverage ratio of the allowance for loan losses to non-performing assets was 169.74% at December 31, 2015, compared with 130.23% at September 30, 2015.

Non-Performing Loans

At December 31, 2015, total non-performing loans were $21.7 million, or 0.56% of total gross loans, compared to $27.2 million, or 0.74% of total gross loans, at September 30, 2015.

The following table shows total non-performing loans by loan type:

NON-PERFORMING LOANS	Quarter Ended
(Dollars In Thousands) (Unaudited)	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014
(Net of SBA Guaranty Portions)
Real Estate Secured	$15,422	$20,123	$23,235	$25,329	$29,547
Commercial & Industrial	6,272	7,058	7,617	7,193	7,718
Total Non-Performing Loans	$21,694	$27,181	$30,852	$32,522	$37,265

Net Charge-offs/Recoveries

During the fourth quarter of 2015, the Company had total gross charge-offs of $1.4 million, and recoveries of $3.7 million, which resulted in net recoveries of $2.3 million, compared to net recoveries of $795,000 for the third quarter of 2015.

Gross charge-offs and recoveries by loan type are reflected in the tables below:

GROSS LOAN CHARGE-OFFS	Quarter Ended
(Dollars In Thousands) (Unaudited)	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014

Real Estate Secured	$13	$605	$249	$325	$5,461
Commercial & Industrial	1,392	1,270	310	999	852
Total Loan Charge-Offs	$1,405	$1,875	$559	$1,324	$6,313

Wilshire Bancorp Inc. – 4Q 2015 Results

January 25, 2016

LOAN RECOVERIES	Quarter Ended
(Dollars In Thousands) (Unaudited)	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014

Real Estate Secured	$3,242	$1,867	$970	$193	$199
Commercial & Industrial	452	803	240	667	1,620
Consumer	-	-	-	10	2
Total Loan Recoveries	$3,694	$2,670	$1,210	$870	$1,821

Other measures of credit quality are shown in the following tables:

DELINQUENT LOANS - By Days Past Due	Quarter Ended
(Dollars In Thousands) (Unaudited)	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014
(Net of SBA Guaranty Portions)
30 - 59 Days Past Due	$4,315	$4,911	$3,615	$7,375	$5,165
60 - 89 Days Past Due	1,643	1,143	7,576	421	1,820
90 Days, and still accruing	-	-	-	-	-
Total Delinquent Loans	$5,958	$6,054	$11,191	$7,796	$6,985

TROUBLED DEBT RESTRUCTURED LOANS (“TDR”)	Quarter Ended
(Dollars In Thousands) (Unaudited)	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014
(Net of SBA Guaranty Portions)
Real Estate Secured	$22,311	$24,188	$29,424	$28,612	$25,096
Commercial & Industrial	15,681	16,578	13,469	11,682	12,014
Total TDR Loans	$37,992	$40,766	$42,893	$40,294	$37,110

LOAN CLASSIFICATIONS	Quarter Ended
(Dollars In Thousands) (Unaudited)	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014
(Net of SBA Guaranty Portions)
Special Mention	$120,019	$118,290	$86,118	$81,049	$76,906
Substandard	80,310	82,000	96,666	89,402	82,305
Doubtful	41	2,182	5,301	9,822	11,952
Total Criticized and Classified Loans	$200,370	$202,472	$188,085	$180,273	$171,163
Total Classified Loans	$80,351	$84,182	$101,967	$99,224	$94,257

CAPITAL RATIOS

As of December 31, 2015, all of the Company’s capital ratios remain in excess of “well capitalized” regulatory requirements as shown in the following table:

(Dollars In Thousands, Except Per Share Info)	December 31, 2015	Well Capitalized Regulatory Requirements	Total Excess Above Well Capitalized Requirements
Tier 1 Leverage Capital Ratio	11.30%	5.00%	292,980
Tier 1 Common Equity Risk-Based Capital Ratio	11.23%	6.50%	193,241
Tier 1 Risk-Based Capital Ratio	12.86%	8.00%	198,690
Total Risk-Based Capital Ratio	14.11%	10.00%	168,112
Tangible Common Equity To Tangible Assets *	9.96%	N/A	N/A
Tangible Common Equity Per Common Share *	$ 5.88	N/A	N/A

* “Tangible Common Equity” and “Tangible Assets” are Non-GAAP measures of financial performance. Please refer to the “Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures” table at the end of this press release for a reconciliation of Tangible Common Equity to Shareholders’ Equity and Tangible Assets to Total Assets.

Wilshire Bancorp Inc. – 4Q 2015 Results

January 25, 2016

CONFERENCE CALL

Management will host its quarterly conference call on January 26, 2016, at 11:00 a.m. PT (2:00 p.m. ET). Investment professionals are invited to participate in the call by dialing toll-free 888-298-2143 (domestic) or 503-406-4050 (international) and providing passcode number 20355338.

ABOUT WILSHIRE BANCORP

Headquartered in Los Angeles, Wilshire Bancorp is the parent company of Wilshire Bank, which operates 35 branch offices in California, Texas, Alabama, Georgia, New Jersey, and New York. Wilshire Bancorp also operates six loan production offices of which four are utilized primarily for the origination of loans under the Small Business Administration lending program located in California, Colorado, Georgia, and Washington, and two that are utilized primarily for the origination of residential mortgage loans located in California. Wilshire Bank is a community bank with a focus on commercial real estate lending and general commercial banking, with its primary markets encompassing the multi-ethnic populations of the Los Angeles, New York, New Jersey, and Texas. For more information, please go to www.wilshirebank.com.

ABOUT BBCN BANCORP, INC.

BBCN Bancorp, Inc. is the holding company of BBCN Bank, the largest Korean-American bank in the nation. Headquartered in Los Angeles and serving a diverse mix of customers mirroring its communities, BBCN operates 50 branches in California, New York, New Jersey, Illinois, Washington, and Virginia; eight loan production offices in Seattle, Denver, Dallas, Atlanta, Northern California, Annandale, Virginia, Portland, Oregon, and Fremont, California; and a representative office in Seoul, Korea.  BBCN specializes in core business banking products for small and medium-sized businesses, with an emphasis in commercial real estate and business lending, SBA lending and international trade financing. BBCN Bank is a California-chartered bank and its deposits are insured by the FDIC to the extent provided by law. BBCN is an Equal Opportunity Lender.

ADDITIONAL INFORMATION ABOUT MERGER AND WHERE TO FIND IT

In connection with the proposed merger, BBCN Bancorp, Inc. will file with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 that will include a Joint Proxy Statement/Prospectus of Wilshire Bancorp, Inc. and BBCN Bancorp, as well as other relevant documents concerning the proposed transaction. Shareholders are urged to read the Registration Statement and the Joint Proxy Statement/Prospectus regarding the merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of the Joint Proxy Statement/Prospectus, as well as other filings containing information about Wilshire Bancorp and BBCN Bancorp at the SEC’s Internet site (www.sec.gov). You will also be able to obtain these documents, free of charge, from BBCN at www.BBCNbank.com in the “Investor Relations” section under the “About” tab, or from Wilshire Bancorp at www.wilshirebank.com in the “Investor Relations” section under the “About Wilshire Bank” tab.

PARTICIPANTS IN SOLICITATION

Wilshire Bancorp and BBCN Bancorp and their respective directors, executive officers, management and employees may be deemed to be participants in the solicitation of proxies in respect of the merger. Information concerning Wilshire Bancorp’s participants is set forth in the proxy statement, dated April 9, 2015, for Wilshire Bancorp’s 2015 annual meeting of stockholders as filed with the SEC on Schedule 14A. Information concerning BBCN Bancorp’s participants is set forth in the proxy statement, dated May 1, 2015, and supplemental proxy materials, dated May 20, 2015, for BBCN Bancorp’s 2015 annual meeting of stockholders, as filed with the SEC on Schedules 14A. Additional information regarding the interests of participants of Wilshire Bancorp and BBCN Bancorp in the solicitation of proxies in respect of the merger will be included in the registration statement and joint proxy statement/prospectus to be filed with the SEC.

Wilshire Bancorp Inc. – 4Q 2015 Results

January 25, 2016

FORWARD-LOOKING STATEMENTS

This press release contains statements regarding the proposed transaction between Wilshire Bancorp and BBCN Bancorp. These statements are based on current expectations, estimates, forecasts and projections and management assumptions about the future performance of each of BBCN Bancorp, Wilshire Bancorp and the combined company, as well as the businesses and markets in which they do and are expected to operate. These statements constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as “expects,” “believes,” “estimates,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans, “seeks,” and variations of such words and similar expressions are intended to identify such forward-looking statements which are not statements of historical fact. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions that are difficult to assess. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The closing of the proposed transaction is subject to regulatory approvals, the approval of the shareholders of both Wilshire Bancorp and BBCN Bancorp, and other customary closing conditions.  There is no assurance that such conditions will be met or that the proposed transaction will be consummated within the expected time frame, or at all.  If the transaction is consummated, factors that may cause actual outcomes to differ from what is expressed or forecasted in these forward-looking statements include, among things: difficulties and delays in integrating Wilshire Bancorp and BBCN Bancorp and achieving anticipated synergies, cost savings and other benefits from the transaction; higher than anticipated transaction costs; deposit attrition, operating costs, customer loss and business disruption following the merger, including difficulties in maintaining relationships with employees, may be greater than expected; required governmental approvals of the merger may not be obtained on its proposed terms and schedule, or without regulatory constraints that may limit growth; competitive pressures among depository and other financial institutions may increase significantly and have an effect on revenues; the strength of the United States economy in general, and of the local economies in which the combined company will operate, may be different than expected, which could result in, among other things, a deterioration in credit quality or a reduced demand for credit and have a negative effect on the combined company’s loan portfolio and allowance for loan losses; changes in the U.S. legal and regulatory framework; and adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) which would negatively affect the combined company’s business and operating results.

For a more complete list and description of such risks and uncertainties, refer to Wilshire Bancorp’s Form 10-K for the year ended December 31, 2014, and BBCN Bancorp’s Form 10-K for the year ended December 31, 2014, as amended, as well as other filings made by Wilshire Bancorp and BBCN Bancorp with the SEC. Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, Wilshire Bancorp and BBCN Bancorp disclaim any intention or obligation to update any forward-looking statements after the distribution of this press release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

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Wilshire Bancorp Inc. – 4Q 2015 Results

January 25, 2016

CONSOLIDATED BALANCE SHEET
(Dollars In Thousands) (Unaudited)	December 31,	September 30,	Three Months	December 31,	Twelve Months
	2015	2015	% Change	2014	% Change
ASSETS:
Cash and due from banks	$118,089	$487,655	-76%	$233,699	-49%
Federal funds sold and other cash equivalents	104	601	-83%	254	-59%
Total Cash and Cash Equivalents	118,193	488,256	-76%	233,953	-49%

Deposits held in other financial institutions	-	7,500	-100%	8,000	-100%

Investment securities available for sale	535,524	386,679	38%	388,367	38%
Investment securities held to maturity	21	22	-5%	26	-19%
Total Investment Securities	535,545	386,701	38%	388,393	38%

Total Loans Held-For-Sale	25,223	13,316	89%	11,783	114%

Real estate construction	19,541	18,146	8%	21,248	-8%
Residential real estate	269,117	231,902	16%	183,665	47%
Commercial real estate	2,723,707	2,578,518	6%	2,471,586	10%
Commercial and industrial	792,243	789,422	0%	610,762	30%
Consumer	15,096	13,284	14%	21,036	-28%
Total loans receivable, net of deferred fees and costs	3,819,704	3,631,272	5%	3,308,297	15%
Allowance for loan losses	(52,405)	(50,116)	5%	(48,624)	8%
Loans Receivable, Net of Allowance for Loan Losses	3,767,299	3,581,156	5%	3,259,673	16%

Accrued interest receivable	9,226	8,604	7%	8,792	5%
Due from customers on acceptances	7,250	8,940	-19%	5,611	29%
Other real estate owned	9,179	11,302	-19%	7,922	16%
Premises and equipment	16,096	14,328	12%	13,881	16%
Federal home loan bank (FHLB) stock, at cost	16,539	16,539	0%	16,539	0%
Cash surrender value of life insurance	25,028	24,879	1%	23,330	7%
Investment in affordable housing partnerships	48,867	45,435	8%	44,077	11%
Deferred income taxes	21,489	20,086	7%	22,271	-4%
Servicing assets	19,894	19,967	0%	18,031	10%
Goodwill	67,473	67,473	0%	67,473	0%
Other assets	26,167	25,919	1%	25,740	2%
TOTAL ASSETS	$4,713,468	$4,740,401	-1%	$4,155,469	13%

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Non-interest bearing demand deposits	$1,088,436	$1,074,025	1%	$915,413	19%
Savings and interest checking	172,038	161,267	7%	160,717	7%
Money market deposits	977,697	996,899	-2%	765,892	28%
Time deposits in denomination of $100,000 or more	1,349,440	1,440,340	-6%	1,291,844	4%
Other time deposits	252,265	269,909	-7%	267,393	-6%
Total Deposits	3,839,876	3,942,440	-3%	3,401,259	13%

FHLB borrowings	220,000	150,000	47%	150,000	47%
Acceptance outstanding	7,250	8,940	-19%	5,611	29%
Junior subordinated debentures	72,016	71,955	0%	71,779	0%
Accrued interest payable	2,105	2,326	-10%	2,228	-6%
Other liabilities	39,291	38,112	3%	35,181	12%
Total Liabilities	4,180,538	4,213,773	-1%	3,666,058	14%

Common stock	233,341	233,634	0%	232,001	1%
Retained earnings	296,303	287,072	3%	252,957	17%
Accumulated other comprehensive income	3,286	5,922	-45%	4,453	-26%
Total Shareholders’ Equity	532,930	526,628	1%	489,411	9%
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$4,713,468	$4,740,401	-1%	$4,155,469	13%

(continued)

Wilshire Bancorp Inc. – 4Q 2015 Results

January 25, 2016

CONSOLIDATED STATEMENT OF OPERATIONS

(Dollars In Thousands, Except Per Share Data) (Unaudited)

	Quarter Ended		Three Mths	Quarter Ended	Twelve Mths
	December 31, 2015	September 30, 2015	% Change	December 31, 2014	% Change
INTEREST INCOME
Interest and fees on loans	$43,797	$41,877	5%	$40,709	8%
Interest on investment securities	2,626	2,022	30%	2,053	28%
Interest on federal funds sold and others	228	303	-25%	155	47%
Total Interest Income	46,651	44,202	6%	42,917	9%

INTEREST EXPENSE
Deposits	5,945	6,039	-2%	4,783	24%
FHLB advances and other borrowings	1,287	704	83%	667	93%
Total Interest Expense	7,232	6,743	7%	5,450	33%

Net interest income before provision for losses on loans and loan commitments	39,419	37,459	5%	37,467	5%
Provision for losses on loans and loan commitments	-	700	-100%	-	0%

Net interest income after provision for losses on loans and loan commitments	39,419	36,759	7%	37,467	5%

NONINTEREST INCOME
Service charges on deposits	2,903	3,084	-6%	3,105	-7%
Net gain on sale of SBA loans	1,958	1,958	-0%	3,465	-43%
Net gain on sale of residential loans	898	1,204	-25%	63	1325%
Net gain on sale of other loans	62	-	0%	-	0%
Other	3,725	3,281	14%	3,280	14%
Total Noninterest Income	9,546	9,527	0%	9,913	-4%

NONINTEREST EXPENSES
Salaries and employee benefits	13,676	13,639	0%	12,359	11%
Occupancy and equipment	3,390	3,341	1%	3,385	0%
Data processing	1,156	1,119	3%	1,030	12%
Merger-related costs	994	-	0%	-	0%
Other	7,348	7,651	-4%	6,694	10%
Total Noninterest Expenses	26,564	25,750	3%	23,468	13%

Income before income taxes	22,401	20,536	9%	23,912	-6%
Income taxes provision	8,453	7,251	17%	7,809	8%
NET INCOME	$13,948	$13,285	5%	$16,103	-13%

PER COMMON SHARE INFORMATION:
Basic income per common share	$0.18	$0.17	5%	$0.21	-14%
Diluted income per common share	$0.18	$0.17	5%	$0.20	-14%

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING:
Basic	78,601,082	78,556,455		78,315,686
Diluted	78,942,078	78,907,223		78,628,965

(continued)

Wilshire Bancorp Inc. – 4Q 2015 Results

January 25, 2016

CONSOLIDATED STATEMENT OF OPERATIONS

(Dollars In Thousands, Except Per Share Data) (Unaudited)

	Twelve Months Ended		Twelve Mths
	December 31, 2015	December 31, 2014	% Change

INTEREST INCOME
Interest and fees on loans	$167,361	$155,020	8%
Interest on investment securities	8,545	8,195	4%
Interest on federal funds sold and others	987	489	102%
Total Interest Income	176,893	163,704	8%

INTEREST EXPENSE
Deposits	22,742	15,926	43%
FHLB advances and other borrowings	3,309	2,241	48%
Total Interest Expense	26,051	18,167	43%

Net interest income before provision for losses on loans and loan commitments	150,842	145,537	4%
Provision for losses on loans and loan commitments	700	-	0%

Net interest income after provision for losses on loans and loan commitments	150,142	145,537	3%

NONINTEREST INCOME
Service charges on deposits	12,253	12,693	-3%
Net gain on sale of SBA loans	8,792	14,366	-39%
Net gain on sale of residential loans	3,290	366	799%
Net gain on sale of other loans	4,988	230	2069%
Other	16,331	13,586	20%
Total Noninterest Income	45,654	41,241	11%

NONINTEREST EXPENSES
Salaries and employee benefits	54,144	49,724	9%
FDIC indemnification impairment	-	597	-100%
Occupancy and equipment	13,300	13,371	-1%
Data processing	4,406	3,998	10%
Merger-related costs	994	3,577	-72%
Other	27,046	26,247	3%
Total Noninterest Expenses	99,890	97,514	2%

Income before income taxes	95,906	89,264	7%
Income taxes provision	34,501	30,255	14%
NET INCOME	$61,405	$59,009	4%

PER COMMON SHARE INFORMATION:
Basic income per common share	$0.78	$0.75	4%
Diluted income per common share	$0.78	$0.75	4%

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING:
Basic	78,486,883	78,250,901
Diluted	78,818,556	78,591,374

(continued)

Wilshire Bancorp Inc. – 4Q 2015 Results

January 25, 2016

SUMMARY OF FINANCIAL DATA

(Dollars In Thousands, Except Per Share Data) (Unaudited)

	Quarter Ended
AVERAGE BALANCES	December 31, 2015		September 30, 2015		December 31, 2014
Average Assets	$4,728,510		$4,592,052		$4,049,930
Average Equity	534,938		524,962		485,482
Average Net Loans	3,650,672		3,519,441		3,200,538
Average Deposits	3,922,849		3,893,958		3,292,557
Average Time Deposits of $100,000 or more	1,407,298		1,448,501		1,211,738
Average FHLB & Other Borrowings	151,848		59,783		150,000
Average Interest Earning Assets	4,445,026		4,308,140		3,764,271

	Twelve Months Ended
AVERAGE BALANCES	December 31, 2015				December 31, 2014
Average Assets	$4,513,304				$3,762,400
Average Equity	518,447				466,398
Average Net Loans	3,501,800				3,017,409
Average Deposits	3,762,323				3,021,392
Average Time Deposits of $100,000 or more	1,393,357				970,481
Average FHLB & Other Borrowings	118,435				160,950
Average Interest Earning Assets	4,233,219				3,479,993

	Quarter Ended
PROFITABILITY	December 31, 2015		September 30, 2015		December 31, 2014
Annualized Return on Average Assets	1.18%		1.16%		1.59%
Annualized Return on Average Equity	10.43%		10.12%		13.27%
Efficiency Ratio	54.25%		54.80%		49.53%
Annualized Operating Expense/Average Assets	2.25%		2.24%		2.32%
Annualized Net Interest Margin	3.56%		3.49%		4.00%

	Twelve Months Ended
PROFITABILITY	December 31, 2015				December 31, 2014
Annualized Return on Average Assets	1.36%				1.57%
Annualized Return on Average Equity	11.84%				12.65%
Efficiency Ratio	50.84%				52.21%
Annualized Operating Expense/Average Assets	2.21%				2.59%
Annualized Net Interest Margin	3.58%				4.20%

	As Of
DEPOSIT COMPOSITION	December 31, 2015	Cost of Funds	September 30, 2015	Cost of Funds	December 31, 2014	Cost of Funds
Noninterest Bearing Demand Deposits	28.3%	0.00%	27.2%	0.00%	26.9%	0.00%
Savings & Interest Checking	4.5%	1.26%	4.1%	1.29%	4.7%	1.33%
Money Market Deposits	25.5%	0.69%	25.3%	0.68%	22.5%	0.71%
Time Deposits of $100,000 or More	35.1%	0.89%	36.5%	0.89%	38.0%	0.79%
Other Time Deposits	6.6%	0.91%	6.9%	0.92%	7.9%	0.84%
Total Deposits	100.0%	0.61%	100.0%	0.62%	100.0%	0.58%

	As Of
CAPITAL RATIOS	December 31, 2015		September 30, 2015		December 31, 2014
Tier 1 Leverage Ratio	11.30%		11.54%		12.11%
Tier 1 Common Equity Risk-Based Capital Ratio	11.23%		11.47%		N/A
Tier 1 Risk-Based Capital Ratio	12.86%		13.23%		14.13%
Total Risk-Based Capital Ratio	14.11%		14.48%		15.38%
Total Shareholders’ Equity	$532,930		$526,628		$489,411
Book Value Per Common Share	$6.78		$6.70		$6.25
Tangible Common Equity Per Common Share *	$5.88		$5.80		$5.33
Tangible Common Equity to Tangible Assets *	9.96%		9.76%		10.23%

* Excludes goodwill and other intangible assets

(continued)

Wilshire Bancorp Inc. – 4Q 2015 Results

January 25, 2016

ALLOWANCE FOR LOAN LOSSES

(Dollars In Thousands) (Unaudited)

	Quarter Ended
	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014

Balance at beginning of period	$50,116	$48,821	$48,170	$48,624	$53,116
Provision for losses on loans	-	500	-	-	-
Recoveries on loans previously charged-off	3,694	2,670	1,210	870	1,821
Gross loan charge-offs	(1,405)	(1,875)	(559)	(1,324)	(6,313)
Balance at end of period	$52,405	$50,116	$48,821	$48,170	$48,624

Net Loan Charge-offs / Average Net Loans	-0.06%	-0.02%	-0.02%	0.01%	0.14%
Charge-offs / Average Total Loans	0.04%	0.05%	0.02%	0.04%	0.20%
Allowance for Loan Losses / Gross Loans*	1.37%	1.38%	1.38%	1.37%	1.47%
Allowance for Loan Losses / Non-accrual Loans	241.56%	184.38%	158.24%	148.12%	130.48%
Allowance for Loan Losses / Non-performing Loans	241.56%	184.38%	158.24%	148.12%	130.48%
Allowance for Loan Losses / Non-performing Assets	169.74%	130.23%	130.50%	120,63%	107.61%
Allowance for Loan Losses / Classified Loans	65.22%	59.53%	47.88%	48.55%	51.59%

* Excludes held-for-sale loans

NON-PERFORMING ASSETS
(Dollars In Thousands, Net of SBA Guaranty)	Quarter Ended
(Unaudited)	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014

Non-accrual loans	$21,694	$27,181	$30,852	$32,522	$37,265
Loans 90 days or more past due and still accruing	-	-	-	-	-
Total Non-performing Loans	21,694	27,181	30,852	32,522	37,265

Total OREO	9,179	11,302	6,559	7,411	7,922
Total Non-performing Assets	$30,873	$38,483	$37,411	$39,933	$45,187

Total Non-performing Loans/Gross Loans	0.56%	0.74%	0.87%	0.92%	1.12%
Total Non-performing Assets/Total Assets	0.65%	0.81%	0.81%	0.90%	1.09%

ALLOWANCE FOR OFF-BALANCE SHEET ITEMS

(Dollars In Thousands) (Unaudited)	Quarter Ended
	December 31, 2015	September 30, 2015	December 31, 2014

Balance at beginning of period	$1,261	$1,061	$1,061
Provision for losses on loan commitments	-	200	-
Balance at end of period	$1,261	$1,261	$1,061

	Twelve Months Ended
	December 31, 2015	December 31, 2014

Balance at beginning of period	$1,061	$1,061
Provision for losses on loan commitments	200	-
Balance at end of period	$1,261	$1,061

(continued)

Wilshire Bancorp Inc. – 4Q 2015 Results

January 25, 2016

WILSHIRE BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCES, AVERAGE YIELDS EARNED AND AVERAGE RATES PAID

(Dollars In Thousands) (Unaudited)

	For the Quarter Ended
	December 31, 2015			September 30, 2015			December 31, 2014

	Average	Interest	Average	Average	Interest	Average	Average	Interest	Average
	Balance	Income/	Yield/	Balance	Income/	Yield/	Balance	Income/	Yield/
INTEREST EARNING ASSETS		Expense	Rate		Expense	Rate		Expense	Rate

LOANS:
Real Estate Loans	$ 2,904,530	$ 34,851	4.80%	$ 2,802,173	$ 33,750	4.82%	$ 2,666,855	$ 33,339	5.00%
Commercial Loans	743,686	7,662	4.12%	714,169	7,116	3.99%	530,293	5,717	4.31%
Consumer Loans	12,650	96	3.04%	13,053	108	3.31%	13,162	129	3.92%
Total Gross Loans	3,660,866	42,609	4.66%	3,529,395	40,974	4.64%	3,210,310	39,185	4.88%
Deferred Fees and Costs \ Loan Fees	(10,194)	1,188		(9,954)	903		(9,772)	1,524
Total Loans *	3,650,672	43,797	4.80%	3,519,441	41,877	4.76%	3,200,538	40,709	5.09%

INVESTMENT SECURITIES AND OTHER INTEREST-EARNING ASSETS:
Investment Securities**	496,571	2,626	2.24%	355,828	2,022	2.45%	366,229	2,053	2.43%
Deposits Held In Other Institutions	4,223	22	2.08%	7,576	31	1.64%	8,402	34	1.62%
Federal Funds Sold & Others	293,560	206	0.28%	425,295	272	0.26%	189,102	121	0.26%
Total Investment Securities and Other Earning Assets	794,354	2,854	1.51%	788,699	2,325	1.26%	563,733	2,208	1.69%

TOTAL INTEREST-EARNING ASSETS	$ 4,445,026	$ 46,651	4.21%	$ 4,308,140	$ 44,202	4.12%	$ 3,764,271	$ 42,917	4.58%

Total Non-Interest Earning Assets	283,484			283,912			285,659
TOTAL ASSETS	$ 4,728,510			$ 4,592,052			$ 4,049,930

INTEREST BEARING LIABILITIES

INTEREST-BEARING DEPOSITS:
Money Market	$ 982,301	$ 1,684	0.69%	$ 978,220	$ 1,657	0.68%	$ 748,031	$ 1,320	0.71%
NOW	34,586	23	0.27%	30,916	22	0.29%	31,364	17	0.22%
Savings	132,186	504	1.53%	128,597	493	1.53%	127,610	510	1.60%
Time Deposits of $100,000 or More	1,407,298	3,132	0.89%	1,448,501	3,235	0.89%	1,211,738	2,387	0.79%
Other Time Deposits	263,322	602	0.91%	273,433	632	0.93%	262,777	549	0.84%
Total Interest Bearing Deposits	2,819,693	5,945	0.84%	2,859,667	6,039	0.85%	2,381,520	4,783	0.80%

BORROWINGS:
FHLB Advances and Other Borrowings	151,848	828	2.18%	59,783	257	1.72%	150,000	235	0.63%
Junior Subordinated Debentures	71,976	459	2.55%	71,916	447	2.49%	71,742	432	2.41%
Total Borrowings	223,824	1,287	2.30%	131,699	704	2.14%	221,742	667	1.20%

TOTAL INTEREST BEARING LIABILITIES	$ 3,043,517	$ 7,232	0.95%	$ 2,991,366	$ 6,743	0.90%	$ 2,603,262	$ 5,450	0.84%

Non-Interest Bearing Deposits	1,103,156			1,034,291			911,037
Other Liabilities	46,899			41,433			50,149
Shareholders’ Equity	534,938			524,962			485,482

TOTAL LIABILITIES AND EQUITY	$ 4,728,510			$ 4,592,052			$ 4,049,930

NET INTEREST INCOME		$ 39,419			$ 37,459			$ 37,467
.
NET INTEREST SPREAD			3.26%			3.22%			3.74%

NET INTEREST MARGIN			3.56%			3.49%			4.00%

* Allowance for loan losses excluded from average total loans and earning assets

** Tax equivalent ratios for investment securities

(continued)

Wilshire Bancorp Inc. – 4Q 2015 Results

January 25, 2016

WILSHIRE BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCES, AVERAGE YIELDS EARNED AND AVERAGE RATES PAID

(Dollars In Thousands) (Unaudited)

	For the Twelve Months Ended
	December 31, 2015			December 31, 2014

	Average	Interest	Average	Average	Interest	Average
	Balance	Income/	Yield/	Balance	Income/	Yield/
INTEREST EARNING ASSETS		Expense	Rate		Expense	Rate

LOANS:
Real Estate Loans	$ 2,798,746	$ 134,576	4.81%	$ 2,549,100	$ 128,969	5.06%
Commercial Loans	699,713	28,007	4.00%	464,911	21,136	4.55%
Consumer Loans	13,384	443	3.31%	12,308	490	3.98%
Total Gross Loans	3,511,843	163,026	4.64%	3,026,319	150,595	4.98%
Deferred Fees and Costs \ Loan Fees	(10,043)	4,335		(8,910)	4,425
Total Loans *	3,501,800	167,361	4.78%	3,017,409	155,020	5.14%

INVESTMENT SECURITIES AND OTHER INTEREST-EARNING ASSETS:
Investment Securities**	388,183	8,545	2.37%	350,661	8,195	2.54%
Deposits Held In Other Institutions	6,938	118	1.70%	17,105	238	1.39%
Federal Funds Sold & Others	336,298	869	0.26%	94,818	251	0.27%
Total Investment Securities and Other Earning Assets	731,419	9,532	1.39%	462,584	8,684	2.03%

TOTAL INTEREST-EARNING ASSETS	$ 4,233,219	$ 176,893	4.19%	$ 3,479,993	$ 163,704	4.72%

Total Non-Interest Earning Assets	280,085			282,407
TOTAL ASSETS	$ 4,513,304			$ 3,762,400

INTEREST BEARING LIABILITIES

INTEREST-BEARING DEPOSITS:
Money Market	$ 924,673	$ 6,211	0.67%	$ 770,316	$ 5,219	0.68%
NOW	30,874	82	0.27%	32,240	63	0.20%
Savings	129,961	1,993	1.53%	121,878	1,926	1.58%
Time Deposits of $100,000 or More	1,393,357	12,031	0.86%	970,481	6,849	0.71%
Other Time Deposits	269,842	2,425	0.90%	244,144	1,869	0.77%
Total Interest Bearing Deposits	2,748,707	22,742	0.83%	2,139,059	15,926	0.75%

BORROWINGS:
FHLB Advances and Other Borrowings	118,435	1,537	1.30%	160,950	522	0.32%
Junior Subordinated Debentures	71,888	1,772	2.47%	71,659	1,719	2.40%
Total Borrowings	190,323	3,309	1.74%	232,609	2,241	0.96%

TOTAL INTEREST BEARING LIABILITIES	$ 2,939,030	$ 26,051	0.89%	$ 2,371,668	$ 18,167	0.77%

Non-Interest Bearing Deposits	1,013,616			882,333
Other Liabilities	42,211			42,001
Shareholders’ Equity	518,447			466,398
TOTAL LIABILITIES AND EQUITY	$ 4,513,304			$ 3,762,400

NET INTEREST INCOME		$ 150,842			$ 145,537

NET INTEREST SPREAD			3.31%			3.96%

NET INTEREST MARGIN			3.58%			4.20%

* Allowance for loan losses excluded from average total loans and earning assets

** Tax equivalent ratios for investment securities

(continued)

Wilshire Bancorp Inc. – 4Q 2015 Results

January 25, 2016

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES:

TANGIBLE COMMON EQUITY AND TANGIBLE ASSETS *

(Dollars In Thousands, Except Share Data) (Unaudited)

	Quarter Ended
	December 31, 2015	September 30, 2015	December 31, 2014

Total shareholders’ equity	$532,930	$526,628	$489,411
Goodwill and other intangible assets, net	(70,658)	(70,894)	(71,628)
Tangible common equity	$462,272	$455,734	$417,783

Total assets	$4,713,468	$4,740,401	$4,155,469
Goodwill and other intangible assets, net	(70,658)	(70,894)	(71,628)
Tangible assets	$4,642,810	$4,669,507	$4,083,841

Common shares outstanding	78,608,717	78,598,147	78,322,462

NET INCOME AND EARNINGS PER SHARE BEFORE MERGER-RELATED COSTS
(Dollars In Thousands, Except Share and Per Share Data) (Unaudited)
	Quarter Ended
	December 31, 2015	September 30, 2015	December 31, 2014

Net income	$13,948	$13,285	$16,103
Add Back — merger-related costs	994	-	-
Net change in tax provision expenses	-	-	-
Net income before merger-related costs	$14,942	$13,285	$16,103

PER COMMON SHARE INFORMATION:
Basic income per common share	$0.19	$0.17	$0.21
Diluted income per common share	$0.19	$0.17	$0.20

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING:
Basic	78,601,082	78,556,455	78,315,686
Diluted	78,942,078	78,907,223	78,628,965

* Tangible Common Equity, Tangible Assets, and Income Before Merger-Related Costs are Non-GAAP financial measures. Management believes that presentation of non-GAAP financial information included in this press release are meaningful and useful in understanding the business metrics of the Company’s operations. We provide non-GAAP financial information for informational purposes and to enhance an understanding of the Company’s GAAP consolidated financial statements. Readers should consider this non-GAAP information in addition to, but not instead or as superior to, the Company’s financial statements in accordance with GAAP. Non-GAAP financial information presented by us may be determined or calculated differently by other companies, limiting the usefulness of non-GAAP measures for comparative purposes

(concluded)